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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in the Prospectus constituting part of this Amendment to the Registration Statement on Form F-3 of our report dated April 25, 2000 relating to the financial statements and the Financial Statement
Schedule II of Trend Micro Incorporated, which are included in such Amendment to the Registration Statement, and to the incorporation by reference therein of our report dated April 25, 2000 with respect to the consolidated financial statements and the financial statement schedules of Trend Micro Incorporated included in the Annual Report on Form 20-F for the fiscal year ended December 31, 1999 filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading "Experts" in such Amendment to the Registration Statement.


/s/ PricewaterhouseCoopers


PricewaterhouseCoopers
Tokyo, Japan
August 9, 2000